                            CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.06

                               OPTION AGREEMENT
                               ----------------

     This Agreement is effective on the date last subscribed below, and is by and between A&R Materials, Inc., with offices at San Jose, California (hereinafter referred to as "A&R") and YALE UNIVERSITY with offices at New Haven, Connecticut (hereinafter referred to as "Yale").

     WHEREAS, Professor T.P. Ma in the Yale University Department of Electrical Engineering is conducting research on and has discovered increased conductivity and electron mobility in istopically enriched semiconductor materials (the "Invention"); and

     WHEREAS, a patent application for the Invention was filed on 16 November 1990 with the serial number 615,425; and

     WHEREAS, A&R wishes to examine the business opportunities presented by this Invention; and

     WHEREAS, A&R or an affiliate may wish to obtain a world-wide exclusive license to the Invention and to all patents issuing from it and from other applications claiming priority on the basis of its filing date (the "Patent Rights");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                               Section I Option
                               ----------------

1.1 Yale hereby grants to A&R, for the term of this agreement, an exclusive option to an exclusive, world-wide license to make, have made, use, sell and practice the Invention pursuant to the Patent Rights, such license to be on such reasonable terms and conditions, including reasonable royalties, as the parties may agree. If A&R decides to exercise this option, it shall so notify Yale in writing within the term of this agreement. Thereafter, Yale and A&R shall within ninety (90) days negotiate in good faith a license agreement. Provided that the terms of said Licensing Agreement shall be no less favorable to A&R than those contained in the following two tables:

     i) LICENSEE shall pay to YALE Earned Royalties on Net Sales according to the following schedule:

            Net Sales                        Royalty Rate
------------------------------------------------------------------------------
                          [CONFIDENTIAL]

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     ii)   In addition, LICENSEE shall pay to YALE Sublicense Income according to the following schedule:

          Sublicensee                         Sublicense Income
------------------------------------------------------------------------------
           Investor                            [Confidential]
         Non-investor

where "Investor" is a company that funded A&R to acquire /28/Si to provide to YALE and a "Non-investor" is a company which did not fund A&R to acquire /28/Si to provide to YALE as contemplated in 4.1 below.

                                Section II Term
                                ---------------

2.1 This Agreement shall expire eighteen (18) months after its signing by both parties. This option will be extendible for an additional six (6) months if agreed in writing by both parties.

                            Section III Evaluation
                            ----------------------

3.1 During the term of this Agreement, A&R will evaluate the feasibility of the commercial development of the Invention.

                              Section IV Payment
                              ------------------

4.1 As consideration of the option hereby, A&R shall provide Yale istopically and chemically pure rod and wafer specimens of single crystal silicon suitable for measurement of thermal conductivity and electron mobility. The parties agree that the isotopic enrichment should exceed 99% /28/Si and have less than 1 part per million total chemical impurities. A&R will make all reasonable efforts to reduce these chemical impurities to levels approaching industry standard purity. A&R shall provide Yale with a full accounting of the costs it has incurred in securing said isotopically and chemically pure silicon crystals, and shall be reimbursed for one-half (1/2) of said amount but only by deduction from royalty payments due Yale from A&R under the Licensing Agreement contemplated herein. To cover this reimbursement, royalty payments due Yale shall be reduced by no more than one-half (1/2) in any given Royalty Year until the full amount is paid.

                            Section V Miscellaneous
                            -----------------------

5.1  Notices.  All notices shall be mailed via certified mail, return receipt
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requested, or shall be given by fax, telegraph, telex or cable, confirmed by letter mailed as provided above, addressed as follows, or to such other address as may be designated from time to time by notice given in the manner provided in this Section:

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If to Yale:                              If to A&R:
        Yale University                         James E. Alexander
        Director                                President & CEO
        Office of Cooperative Research          A&R Materials, Inc.
        246 Church Street, Suite 401            4606 Meridian Ave., Suite K
        New Haven, CT  06510                    San Jose, CA  95124
        FAX:  203-432-7245                      FAX:  408-266-6970

     Notices shall be deemed given as of the date sent.

5.2  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of Connecticut.

5.3  Binding Effect.  This Agreement shall be binding upon and inure to the
     --------------
benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

5.4  Headings.  Paragraph headings are inserted herein for convenience of
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reference only and do not form a part of this Agreement, and no construction or inference shall be derived therefrom.

5.5  Entire Agreement.  This Agreement and the instruments, documents and other
     ----------------
agreements referred to herein or signed concurrently set forth the entire agreement and understanding of the parties regarding the subject matter.

5.6  Counterparts.  This Agreement may be executed simultaneously in two or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7  Amendment; Waiver; etc.  This Agreement may be amended, modified,
     ----------------------
superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

5.8  No Third Party Beneficiaries.  No person not a party to this Agreement,
     ----------------------------
including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall any party hereto have any obligations or liabilities to such other Person by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any Person.

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

5.9  Assignment and Successors.  This Agreement may not be assigned by either
     -------------------------
party hereto, except that A&R may assign this Agreement and the rights and interests of A&R hereunder, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of A&R with or into such corporation.

5.10 Severability and Survival.  If any provision of this Agreement is or
     -------------------------
becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

5.11 Representations.  Yale represents that it has the right to enter into this
     ---------------
Agreement, and that there are no other agreements which conflict with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

YALE UNIVERSITY                               A&R MATERIALS, INC.

By: ___________________________               By: ____________________________

Typed Name: ___________________               Typed Name: ____________________

Its:  _________________________               Its: ___________________________

Date: _________________________               Date: __________________________

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